Exhibit 4.9

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is made as of June 28, 2023 (the “Effective Date”), is entered into by and between Duos Technologies, Inc., a Florida corporation (“Seller”), and GelStat Corporation, a Delaware corporation (the “Buyer”).

WHEREAS, Seller is, among other things, engaged through one of its business units in the provision of industrial strength security for correctional institutions (the “ICAS Business”);

WHEREAS the ICAS Business is comprised of certain assets and liabilities that are currently part of, and owned by, Seller;

WHEREAS, Seller wishes to sell, transfer and assign to Buyer, and Buyer wishes to purchase and assume from Seller, the Purchased Assets (as hereinafter defined), as more fully described and upon the terms and conditions set forth herein; and

WHEREAS, (i) Seller and Buyer desire to enter into each of the Warrant Agreement, the Assignment Agreement, the Trademark Assignment Agreement and the Transition Services Agreement, and (ii) the Seller shall execute and deliver the Note to Buyer (each as hereinafter defined, and collectively, the “Transaction Documents”).

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. For purposes of this Agreement, the following terms have the meaning specified or referenced below.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings.

“Agreement” shall have the meaning set forth in the Preamble. “Allocation Schedule” shall have the meaning set forth in Section 3.2.

“Assignment Agreement” means an assignment agreement effecting the assignment to Buyer of the Purchased Assets substantially in the form attached as Exhibit C hereto.

“Assumed Liabilities” shall have the meaning set forth in Section 2.3.

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“Business Records” means originals or, material, available, copies, of all books and records, including books of account, ledgers and general, financial and accounting records, machinery and equipment maintenance files, customer lists, customer purchasing histories, price lists, distribution lists, supplier lists, production data, quality control records and procedures, customer complaints and inquiry files, research and development files, records and data (including all correspondence with any Governmental Authority), sales material and records, strategic plans and marketing and promotional surveys, material and research.

“Buyer” shall have the meaning set forth in the Preamble. “Closing” shall have the meaning set forth in Section 4.1. “Closing Date” shall have the meaning set forth in Section 4.1.

“Code” means the Internal Revenue Code of 1986, as amended, and the U.S. Department of the Treasury Regulations promulgated thereunder.

“Contract” means any contract, agreement, undertaking, license, sublicense, sales order, purchase order or other commitment, trade agreement, service agreement, whether written or oral (including commitments to enter into any of such), that is binding on any Person or any part of its property under applicable Law.

“Customers” means customers of Seller associated with the ICAS Business identified in Schedule 2.1(b).

“Disclosure Schedules” means the disclosure schedules delivered by Seller and Buyer concurrently with the execution and delivery of this Agreement.

“Effective Date” shall have the meaning set forth in the Preamble.

“Encumbrance” means any charge, lien, interest, claim, mortgage, lease, sublease, hypothecation, deed of trust, pledge, security interest, option, right of use or possession, right of first offer or first refusal, easement, servitude, restrictive covenant, encroachment, encumbrance, or other similar restriction of any kind.

“Excluded Assets” shall have the meaning set forth in Section 2.2.

“GAAP” shall have the meaning set forth in Section 5.3.

“Governmental Authority” means any United States federal, state, municipal or local or any foreign government, governmental agency or authority, or regulatory or administrative authority, or any court, tribunal or judicial body having jurisdiction.

“Governmental Authorization” means any approval, consent, license, permit, waiver or other authorization issued granted or otherwise made available by or under the authority of any Governmental Authority.

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“Governmental Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from any Governmental Authority.

“ICAS Business” shall have the meaning set forth in the Recitals.

“Intellectual Property” means any and all rights of the Seller in, arising out of, or associated with any of the following in any jurisdiction throughout the world: (a) trademarks, service marks, brands, certification marks, logos, trade dress, trade names, and other similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications for registration, and renewals of, any of the foregoing as set forth in Schedule 2.1(c) (“Trademarks”); (b) all other intellectual property and proprietary rights with regard to (a); and (c) any right to collect royalties or other rights to payments arising with regard to any rights set forth in (a) through (b).

“Intellectual Property Agreements” means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, waivers, releases, permissions and other Contracts, whether written or oral, relating to any Intellectual Property that is used or held for use in the conduct of, and exclusively pertains to, the ICAS Business as currently conducted to which Seller or its Affiliates is a party, beneficiary or otherwise bound.

“Intellectual Property Registrations” or “Registered Intellectual Property” means all Intellectual Property that is subject to any issuance, registration, or application by or with any Governmental Authority or authorized private registrar in any jurisdiction, including issued registered Trademarks and pending applications for the foregoing listed on Schedule 2.1(c).

“Law” means any foreign or domestic law, statute, code, ordinance, rule, regulation or Order of or by any Governmental Authority.

“Liability” means any debt, loss, claim, damage, demand, fine, judgment, penalty, Taxes, liability or obligation (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, matured or unmatured, liquidated or unliquidated, or due or to become due).

“Licenses” means all licenses, agreements and other arrangements identified on Schedule 2.1(d) under which Seller or its Affiliate has the right to use any Intellectual Property or information of a third party which is used or held for use primarily in, and exclusively pertaining to, the operation or conduct of the ICAS Business but not any such items constituting Excluded Assets.

“Material Adverse Effect” means any result, effect, event, circumstance, change, occurrence, fact or development that, individually or in the aggregate with other such results, effects, events, circumstances, changes, occurrences, facts or developments, is materially adverse to the business, operations or financial condition of the Seller taken as a whole; provided, however, that in no event shall any of the following be deemed, either alone or in combination, to constitute, nor shall any of the following be taken into account in determining whether there has been, a Material Adverse Effect with respect to the Seller (except to the extent, in the case of clauses (a) through (e) below, they have a disproportionate effect on the Seller as compared to the other companies in the industry in which the ICAS Business operates): (a) changes in general economic or political conditions, (b) changes affecting such industry generally, (c) any acts of war or terrorism, (d) any natural disaster, pandemic (including in respect of COVID-19), epidemic, act of God, any act of terrorism, war or other armed hostilities, any regional, national or international calamity or any other similar event or (e) changes in Law or GAAP occurring after the Effective Date.

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“Order” means any award, writ, stipulation, injunction, judgment, restraint, order or decree entered, issued, made or rendered by any Governmental Authority.

“Outside Date” means the later of twelve (12) months from the Closing Date. “Party” or “Parties” means, individually or collectively, Buyer and Seller.

“Person” means any individual, corporation (including any non-profit corporation), and partnership, limited liability company, joint venture, estate, trust, association, organization or other entity or Governmental Authority.

“Proceeding” means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil criminal, administrative or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority.

“Purchase Price” has the meaning set forth in Section 3.1. “Purchased Assets” shall have the meaning set forth in Section 2.1.

“Representative” means, with respect to a Party, any director, officer, employee, agent, consultant, advisor or other representative of such Party, including legal counsel, accountants and financial advisors.

“Seller” shall have the meaning set forth in the Preamble.

“Seller’s knowledge” (and similar phrases) means the actual knowledge, after reasonable (but not undue) inquiry, of Seller personnel responsible for the applicable underlying subject matter.

“Tax” means: (a) any federal, state, local, foreign or other tax, charge, fee, duty (including customs duty), levy or assessment, including any income, gross receipts, net proceeds, alternative or add-on minimum, corporation, ad valorem, turnover, real property, personal property (tangible or intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, profits, occupational, premium, interest equalization, windfall profits, severance, license, registration, payroll, equity interests, capital duty, disability, estimated, gains, wealth, welfare, employee’s income withholding, other withholding, unemployment or social security or other tax of whatever kind (including any fee, assessment or other charges in the nature of or in lieu of any tax) that is imposed by any Governmental Authority; and (b) any interest, penalties or additions resulting from, attributable to, or incurred in connection with any items described in this definition or any related contest or dispute.

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“Tax Return” means any report, return, declaration, claim for refund, or information return or statement related to Taxes, including any Schedule or attachment thereto, and including any amendment thereof.

“Trademarks” means all trade dress, trademarks and service marks (common law or otherwise), and other indicia of source or origin, trademark and service mark registrations and applications therefor (including intent to use applications), as well as all goodwill appurtenant to any or all of the foregoing.

“Trademark Assignment Agreement” means that certain trademark assignment agreement entered into between the Parties effecting the assignment to Buyer of all Trademarks associated with the ICAS Business and listed on Schedule 2.1(c), substantially in the form attached as Exhibit D hereto.

“Transaction Documents” means this Agreement, the Note, the Warrant Agreement, the Assignment Agreement, the Transition Services Agreement, the Trademark Assignment Agreement, and any other deeds, agreements, instruments or documents hereto all of such documents prepared by Buyer and acceptable to Seller and entered into pursuant to this Agreement.

“Transition Services Agreement” means that certain transition services agreement entered into between the Parties substantially in the form attached as Exhibit E hereto.

Section 1.2Other Definitions and Interpretive Matters.

(a) Unless otherwise indicated to the contrary in this Agreement by the context or use thereof:

(i)	Any reference in this Agreement to $ means U.S. dollars.

(ii) Unless the context otherwise requires, all capitalized terms used in the Exhibits and Schedules shall have the respective meanings assigned in this Agreement. No reference to or disclosure of any item or other matter in the Exhibits and Schedules shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed in the Exhibits and Schedules. No disclosure in the Exhibits and Schedules relating to any possible breach or violation of any Contract or Law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. Any information, item, or other disclosures set forth in any Schedule shall be deemed to have been set forth in all other applicable Schedules if the relevance of such disclosure to such other Schedule is reasonably apparent from the facts specified in such disclosure. All Exhibits and Schedules attached or annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

(iii) Any reference in this Agreement to gender includes all genders, and words importing the singular number also include the plural and vice versa.

(iv) The division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in the construction or interpretation of this Agreement. All references in this Agreement to any “Section,” “Article,” “Schedule,” or “Exhibit” are to the corresponding Section, Article, Schedule, or Exhibit of or to this Agreement unless otherwise specified.

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(v) Words such as “herein,” “hereof and “hereunder” refer to this Agreement as whole and not merely to a subdivision in which such words appear, unless the context otherwise requires.

(vi) The word “including” or any variation thereof means “including, without limitation,” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

(b) No Strict Construction. Buyer, on the one hand, and Seller, on the other hand, participated jointly in the negotiation and drafting of this Agreement, and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by Buyer, on the one hand, and Seller, on the other hand, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. Without limitation as to the foregoing, no rule of strict construction construing ambiguities against the drafts person shall be applied against any Party with respect to this Agreement.

ARTICLE II

PURCHASE AND SALE

Section 2.1 Purchase and Sale of the Purchased Assets. Subject to the terms and conditions of this Agreement, on the Closing Date, Seller shall sell, transfer, assign, convey and deliver, or cause to be sold, transferred, assigned, conveyed and delivered, to Buyer, and Buyer shall purchase, all right, title and interest of Seller and its Affiliates, in, to, or under the Purchased Assets, that Seller or the applicable Affiliate owns, leases, licenses, possesses, uses as the same shall exist on the Closing Date, wherever located, free and clear of all Encumbrances. For purposes of this Agreement, “Purchased Assets” means all assets, properties and rights used or held for use by Seller or the applicable Affiliate primarily in, and exclusively pertaining to, the operation or conduct of the ICAS Business, whether tangible or intangible, real, personal or mixed, including the asset categories set forth or described in paragraphs (a) through (m) below (except in each case for the Excluded Assets), to the extent used or held for use primarily in, and exclusively pertaining to, the operation and conduct of the ICAS Business, whether or not any of such assets properties or rights have any value for accounting purposes or are carried or reflected on or specifically referred to in Seller’s or the applicable Affiliate’s books or financial statements:

(a)	all Contracts set forth on Schedule 2.1(a);

(b) the lists of Customers, with the applicable site information and contact information regarding each such Customer, as identified on Schedule 2.1(b);

(c)	the Intellectual Property listed on Schedule 2.1(c);

(d)	the Licenses identified on Schedule 2.1(d);

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(e)	the Business Records exclusively pertaining to the ICAS Business;

(f) any Governmental Permits exclusively pertaining to the ICAS Business (but only to the extent that such Governmental Permits are assignable or transferable to Buyer);

(g) the phone, fax numbers, e-mail addresses exclusively pertaining to the ICAS Business and listed on Schedule 2.1(g);

(h) except to the extent related to Excluded Liabilities, all rights to the claims, causes of action, rights of recovery, and rights of set-off, made or asserted against any Person on or after the Closing Date exclusively pertaining to the Purchased Assets, whether arising out of actions or conditions occurring prior to, on, or after the Closing Date, including all rights to sue for or assert claims against and seek remedies for past, present and future infringements of any of the assigned Intellectual Property and rights of priority and protection of interests therein and to retain any and all damages, settlement amounts and other amounts therefrom (subject to Section 10.5(d));

(i) except to the extent related to Excluded Liabilities, all guarantees, warranties, indemnities and similar rights in favor of Seller or an applicable Affiliate related to items identified in clauses (a) through (f) above; and

Section 2.2 Excluded Assets. Other than the Purchased Assets, Buyer expressly understands and agrees that it is not purchasing or acquiring, and Seller is not selling or assigning, any other assets or properties of Seller and all such other assets and properties shall be excluded from the Purchased Assets, including all cash and accounts receivable of the ICAS Business as of the Closing Date (collectively, the “Excluded Assets”). Excluded Assets include, without limitation, any assets, properties and rights specifically set forth on Schedule 2.2.

Section 2.3 Assumed Liabilities. Subject to Section 2.4 below, and the other terms and conditions of this Agreement, at the Closing, Buyer shall agree to perform and discharge, when due (in accordance with their respective terms and subject to the respective conditions thereof) only Liabilities which arise after the Closing from Buyer’s ownership and use of the Purchased Assets (“Assumed Liabilities”), provided, however, that the Assumed Liabilities shall not include any liabilities or obligations (i) arising from or relating to any breach by Seller under any of Seller’s Contracts, (ii) arising from or relating to any event, circumstance or condition occurring or existing on or prior to the Closing Date, that with notice or lapse of time or both, would constitute or result in a material breach by Seller of any of Seller’s Contracts (other than ordinary course product warranty claims), or (iii) arising from any violation of laws, regulations or ordinances, breach of contract (excluding standard product warranties), or tort with respect to the Purchased Assets.

Section 2.4 Excluded Liabilities. Buyer shall not have any responsibility for any and all Liabilities (other than compliance with ordinary course product warranties) or claims against Seller that exist as of the Closing, including, but not limited to, all obligations of Seller (or its Affiliates) with respect to accrued expenses outstanding on the Closing Date (the “Excluded Liabilities”). For the avoidance of doubt, Seller acknowledges and agrees that the Excluded Liabilities shall the sole and exclusive liability of Seller, and Buyer is not assuming any obligation to pay, settle or offset any Excluded Liabilities.

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Section 2.5 Further Assurances. At the Closing, Seller shall, upon Buyer’s reasonable request execute and deliver to Buyer such other instruments of transfer as shall be reasonably necessary to vest in Buyer title to the Purchased Assets, and Seller, on the one hand, and Buyer, on the other hand, shall, at their own cost and expense, use their respective commercially reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary under applicable Law, and execute and deliver such instruments and documents and to take such other actions, as may be required to carry out the provisions hereof and give effect and consummate the transactions contemplated by this Agreement and the other Transaction Documents at or after the Closing.

ARTICLE III

PURCHASE PRICE

Section 3.1 Purchase Price. The aggregate purchase price for the Purchased Assets shall be (a) $150,000.00, in the form of a two-year convertible note plus a 10% Original Issue Discount (“OID”), for a total amount of $165,000 substantially in the form attached hereto as Exhibit A (the “Note”), (b) rights for Seller to convert into 55,000,000 shares of common stock of the Buyer, at a conversion price of $0.003 per share subject to customary anti-dilution provisions, and (c) 55,000,000 warrants to purchase additional shares of common stock of Buyer with an exercise price of $0.01 per share pursuant to a warrant to purchase shares of common stock agreement with customary anti-dilution provisions, substantially in the form attached hereto as Exhibit B (the “Warrant Agreement”) (items (a)-(c)), collectively, the “Purchase Price”).

Section 3.2 Purchase Price Allocation. The Purchase Price and Assumed Liabilities, if any, shall be allocated among the Purchased Assets for all purposes (including Tax and financial accounting) as shown on the allocation schedule set forth on Schedule 3.2 (the “Allocation Schedule”). After the Closing, the Parties shall make consistent use of the allocation, fair market values and useful lives specified in the Allocation Schedule for all Tax purposes and in all filings, declarations and reports with the IRS in respect thereof, including the reports required to be filed under Section 1060 of the Code. Within forty-five (45) days after Closing Date, each of Seller and Buyer shall prepare and file a copy of IRS Form 8594 with the IRS in a manner consistent with the Allocation Schedule. Any adjustment to the Purchase Price shall be allocated in accordance with Section 1060 of the Code. In any Proceeding related to the determination of any Tax, neither Buyer nor Seller shall contend or represent that such allocation is not a correct allocation.

Section 3.3 Non-Assignable Assets. To the extent that any Purchased Asset cannot be transferred to Buyer following the Closing, including as a result of being unable to obtain the necessary Governmental Authorizations, Buyer and Seller, and Seller shall cause its Affiliates to, enter into such commercially reasonable arrangements to provide the economic and operational equivalent of the transfer of such Purchased Asset to Buyer as of the Closing. To the extent such a commercially reasonable arrangement cannot be entered into, Seller shall, and shall cause its Affiliates to, use commercially reasonable efforts to enforce any rights of Seller or its Affiliates, as applicable, arising from such Purchased Assets.

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ARTICLE IV

CLOSING

Section 4.1 Closing Date. The closing of the purchase and sale of the Purchased Assets and the other transactions contemplated hereby (the “Closing”) shall take place simultaneously with the execution of this Agreement on the Effective Date (the “Closing Date”) remotely by exchange of documents and signatures (or their electronic counterparts). The consummation of the transactions contemplated by this Agreement shall be deemed to occur at 12:01 a.m. on the Closing Date.

Section 4.2Closing Deliverables.

(a)	At the Closing, Seller shall deliver to Buyer the following:

(i)	the Warrant Agreement duly executed by Seller;

(ii)	the Assignment Agreement duly executed by Seller;

(iii)	the Transition Services Agreement duly executed by Seller;

(iv)	the Trademark Assignment Agreement duly executed by Seller;

(v) a certificate of the Secretary (or equivalent officer) of Seller certifying as to (A) the resolutions of the board of directors and the stockholders of Seller, which authorize the execution, delivery and performance of this Agreement, and the other Transaction Documents hereto and the other agreements, instruments and documents required to be delivered in connection with this Agreement or at the Closing, and the consummation of the transactions contemplated hereby and thereby and (B) the names and signatures of the officers of Seller authorized to sign this Agreement and the other Transaction Documents;

(vi) such other customary instruments of transfer or assumption, filings or documents, in form and substance reasonably satisfactory to Buyer, as may be required to give effect to the transactions contemplated by this Agreement; and

(b)	At the Closing, Buyer shall deliver to Seller the following:

(i)	the Note duly executed by Buyer;

(ii)	the Warrant Agreement duly executed by Buyer;

(iii)	the Assignment Agreement duly executed by Buyer;

(iv)	the Transition Services Agreement duly executed by Buyer;

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(v)	the Trademark Assignment Agreement duly executed by Buyer;

(vi) a certificate of the Secretary (or equivalent officer) of Buyer certifying as to (A) the resolutions of the board of directors of Buyer, which authorize the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby and (B) the names and signatures of the officers of Buyer authorized to sign this Agreement and the other Transaction Documents; and

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer the following as of the Effective Date:

Section 5.1 Organization and Authority of Seller. Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Florida. Seller has all necessary corporate power and authority to enter into this Agreement and the other Transaction Documents to which Seller is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and any other Transaction Documents to which Seller is a party, the performance by Seller of its obligations hereunder and thereunder, and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement and the Transaction Documents constitute legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 5.2 No Conflicts or Consents. The execution, delivery and performance by Seller of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or breach any provision of the certificate of incorporation or by-laws of Seller; (b) violate or breach any provision of any Law or Order applicable to Seller, the ICAS Business or the Purchased Assets; (c) except as set forth in Schedule 5.2, require the consent, notice or other action by any Person under, conflict with, violate or breach, constitute a default under or result in the acceleration of any assigned Contract within the Purchased Assets; or (d) except as set forth in Schedule 5.2, require any consent, permit, Order, filing or notice from, with or to any Governmental Authority by or with respect to Seller in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby; except, in the cases of clauses (b) and (c), where the violation, breach, conflict, default, acceleration or failure to obtain consent or give notice would not have a Material Adverse Effect and, in the case of clause (d), where such consent, permit, Order, filing or notice, in the aggregate, would not have a Material Adverse Effect.

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Section 5.3 Absence of Certain Changes, Events and Conditions. Except as expressly contemplated by this Agreement or as set forth on Schedule 5.4, from the P&L Date until the date of this Agreement, Seller has operated the ICAS Business in the ordinary course of business in all material respects and there has not been any change, event, condition or development that is materially adverse to: (a) the business, results of operations, financial condition or assets of the ICAS Business, taken as a whole; or (b) the ability of Seller to consummate the transactions contemplated hereby.

Section 5.4 Assigned Contracts. Except as set forth on Schedule 5.5, Seller is not in breach of or default under any Contract being assigned to Buyer pursuant to this Agreement, except for such breaches or defaults that would not have a Material Adverse Effect.

Section 5.5 Reserved.

Section 5.6 Reserved.

Section 5.7 Intellectual Property.

(a) Except as set forth on Schedule 5.8, Seller owns all Intellectual Property included in the Purchased Assets, which is set forth in Schedule 2.1(c).

(b) Schedule 2.1(c) sets forth a list of all registered, issued or pending applications to register or issue Intellectual Property that is owned by Seller (specifying as to each, as applicable, the title, mark or design; the record owner and inventor(s), if any; the jurisdiction by or in which it has been issued, registered or filed; the registration or application serial number; the issue, registration or filing date; and the current status) or a proxy service on behalf of Seller or otherwise used by Seller in connection with and related to the ICAS Business. The Registered Intellectual Property is in full force and effect with all filing, issuance, granting, maintenance, annuity and other fees being due and payable in respect thereof, or which would be due and payable within ninety (90) days following the Closing Date, having been paid by Seller, and the Seller has properly filed with or otherwise submitted to the appropriate offices all declarations and other documentation in respect thereof. The Registered Intellectual Property is valid and enforceable and has not been used or enforced, or failed to be used or enforced, in a manner that would result in the abandonment, cancellation or loss of enforcement rights of any such Registered Intellectual Property. No active application for registration of any Registered Intellectual Property made by or on behalf of the Seller has been rejected. Seller has provided Buyer with true and complete copies of all file histories, documents, certificates, office actions, correspondence, assignments, and other instruments relating to the Registered Intellectual Property, or such is accessible directly from the online records of the relevant Intellectual Property offices with which such is registered or pending.

(c) None of the Intellectual Property is subject to any outstanding order, and no proceedings are pending or, to the Seller’s knowledge, threatened against the Seller that challenge the validity, enforceability, ownership or use of the Intellectual Property. To the Seller’s knowledge, no third parties are misappropriating or infringing or have misappropriated or infringed upon any Intellectual Property.

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(d) To the Seller’s knowledge, the use of the Intellectual Property by Seller does not conflict with or infringe on, breach, misappropriate, violate or interfere, and has not infringed, breached, misappropriated, violated or interfered upon, the rights of any other Person, and Seller has not received any unresolved written claim or notice, and has no reason to believe that there is any unasserted or potential claim or any grounds on which such claim may be made, from any Person to such effect. Seller has no unresolved written notice or communication that the carrying on of the ICAS Business as it is currently carried infringes upon or misappropriates the rights of any third party or should otherwise require a license from any third Person.

(e) No other Person has any ownership interest or other rights to any of the Intellectual Property set forth on Schedule 2.1(c), nor does the use of the Intellectual Property set forth on Schedule 2.1(c) by Seller give rise to an obligation to make any contingent payment, milestone payment, or the payment of any other fee to any Person. In this regard, except as set forth on Schedule 5.8, each current and former officer, employee, consultant and independent contractor who is or was involved in or has contributed to the invention, creation or development of any Intellectual Property set forth on Schedule 2.1(c) during the course of employment or engagement by Seller (i) has acknowledged the Seller’s exclusive ownership of all such Intellectual Property invented, created, or developed by the same within the scope of his or her employment or engagement with Seller; (ii) has granted to Seller a present, irrevocable assignment of any ownership interest he or she may have in or to such Intellectual Property, to the extent such Intellectual Property does not constitute a “work made for hire” under applicable Law; and (iii) irrevocably waived any right or interest, including any moral rights, regarding any such Intellectual Property, to the extent permitted by applicable Law.

(f) With respect to each item of Intellectual Property set forth on Schedule 2.1(c): (i) Seller possesses all right, title and interest in and to such item as the sole and exclusive legal and beneficial, and with respect to the Intellectual Property Registration, record, owner of all right, title and interest in and to such item; (ii) the Seller has not assigned, sold, exchanged or otherwise disposed of the same; (iii) such item is not subject to any Encumbrances (other than pending release of Encumbrances already filed with the applicable Intellectual Property office); (iv) Seller has not agreed to indemnify any Person from or against any infringement, misappropriation or other conflict with respect to such item (except with regard to ordinary course indemnification provisions in Contracts), and (iv) Seller has not granted any third party any right to use or enforce any of the Intellectual Property (excluding the right to use in support of the ICAS Business in the ordinary course).

(g) All assignments and other instruments necessary to establish, record, and perfect the Seller’s ownership interest in the Intellectual Property Registrations have been validly executed, delivered, and filed with the relevant Governmental Authorities and authorized registrars.

(h) The Seller has taken all reasonable steps to protect, and to preserve the confidentiality of, the Seller’s rights in the Seller’s proprietary and/or confidential information and trade secrets or any trade secrets or confidential information of third parties provided to the Seller used or useful in the ICAS Business or with regard to the Purchased Assets, including executing binding, written non-disclosure agreements. To the Seller’s knowledge, all trade secrets, if any, and other confidential information of the Seller used or useful in the ICAS Business or with regard to the Purchased Assets, are not publicly known nor have they been misappropriated by any Person (including by any Person having an obligation to maintain such trade secrets or other confidential information in confidence for the Seller or by logical or physical intrusion of the Seller computer systems). The Seller has undertaken all commercially reasonable measures to protect any trade secrets as such term is defined under applicable Law.

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(i) The Seller has neither sought, applied for nor received any support, funding, resources or assistance from any Governmental Authority or governmental funding source in connection with the exploitation of the Purchased Assets that would provide such Governmental Authority or governmental funding source any right or title in, or ownership of, the Purchased Assets or would require the Seller to make a payment of any kind to such Governmental Authority or governmental funding source.

Section 5.8 Litigation. There are no judicial or administrative Actions pending or, to the knowledge of Seller, threatened, relating to or affecting Seller or the Purchased Assets, which if adversely determined would result in a Material Adverse Effect or prohibit the consummation of the transactions contemplated hereby or the use of the Purchased Assets after the date hereof by Buyer. Neither Seller nor any of the Purchased Assets is subject to any judicial, administrative or arbitral Order that materially impairs the Purchased Assets. Seller has not agreed to, and is not bound by, any extension or waiver of the statute of limitations relating to any pending or potential action, suit, claim, proceeding or investigation with respect to the ICAS Business.

Section 5.9 Brokers. No broker, finder, investment banker or similar Person is entitled to any brokerage, finder’s or other fee or commission with respect to the transactions contemplated by this Agreement or any other Transaction Documents based upon arrangements made by or on behalf of Seller.

Section 5.10 Taxes.

(a) Seller has filed (taking into account any valid extensions) all material federal, state and local Tax Returns with respect to the ICAS Business and the Purchased Assets required to be filed by Seller. Such Tax Returns are true, complete and correct in all material respects. All material amounts of Taxes due and owing by Seller (whether or not shown on any Tax Return) have been, or will be, timely paid, it being acknowledged by Buyer that duty due on inventory in-transit to the U.S. as of the Effective Date will be paid upon arrival in the U.S. Seller has no liability for Taxes of any Person (other than the Seller) under Section 1.1502-6 of the U.S. Department of the Treasury Regulations (or any corresponding provision of state, local or foreign Law), as transferee or successor, by contract or otherwise, and is not a party to, or bound by, any Tax indemnity, Tax sharing, or Tax allocation agreement.

(b) To the knowledge of Seller, no Governmental Authority in the process of imposing any Encumbrances for Taxes on any of the Purchased Assets.

(c) Seller is not currently a party to any pending examination, audit, action, administrative or judicial proceeding, or other Proceeding relating to Taxes with respect to the ICAS Business and the Purchased Assets, nor, to the knowledge of Seller, has any such examination, audit, action or Proceeding been threatened in writing by any Governmental Authority. No claim for assessment or collection of Taxes which previously has been asserted relating in whole or in part to the ICAS Business and the Purchased Assets remains unpaid, and no waivers of statutes of limitations with respect to any U.S. federal or state income Tax Returns relating to the ICAS Business have been given or requested.

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ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants the following to Seller as of the Effective Date:

Section 6.1 Organization and Authority of Buyer. Buyer is a corporation duly organized and validly existing under the Laws of the State of Delaware. Buyer has all necessary power and authority to enter into this Agreement and the other Transaction Documents to which Buyer is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and any other Transaction Document to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Buyer. This Agreement and the Transaction Documents constitute legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 6.2 No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or breach any provision of the certificate of formation or operating agreement of Buyer; (b) violate or breach any provision of any Law or Order applicable to Buyer; (c) require the consent, notice or other action by any Person under, conflict with, violate or breach, constitute a default under or result in the acceleration of any agreement to which Buyer is a party; or (d) require any consent, permit, Order, filing or notice from, with or to any Governmental Authority by or with respect to Buyer in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby; except, in the cases of clauses (b) and (c), where the violation, breach, conflict, default, acceleration or failure to obtain consent or give notice would not have a material adverse effect on Buyer’s ability to consummate the transactions contemplated hereby and, in the case of clause (d), where such consent, permit, Order, filing or notice, in the aggregate, would not have a material adverse effect on Buyer’s ability to consummate the transactions contemplated hereby.

Section 6.3 Litigation. There are no Proceedings pending or, to the knowledge of Buyer, threatened, that would affect in any material respect Buyer’s ability to perform Buyer’s obligations under this Agreement or any other Transaction Documents or to consummate the transactions contemplated hereby or thereby.

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Section 6.4 Brokers. No broker, finder, investment banker or similar Person is entitled to any brokerage, finder’s or other fee or commission with respect with the transactions contemplated by this Agreement or any other Transaction Documents based upon arrangements made by or on behalf of Buyer.

Section 6.5 Independent Investigation. Buyer has conducted its own independent investigation, review and analysis of the ICAS Business and the Purchased Assets, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records and other documents and data of Seller for such purpose. Buyer acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely upon its own investigation and the express representations and warranties of Seller set forth in Article V of this Agreement (including related portions of the Disclosure Schedules); and (b) neither Seller nor any other Person has made any representation or warranty as to Seller, the ICA Business, the Purchased Assets or this Agreement, except as expressly set forth in Article V of this Agreement (including the related portions of the Disclosure Schedules).

ARTICLE VII

COVENANTS

Section 7.1 Reserved.

Section 7.2 Reserved.

Section 7.3 Reserved.

Section 7.4 Post-Closing Obligations. Subject to obtaining the necessary Governmental Authorizations, as promptly as practicable, and in any event by the Outside Date (or by such later required date as the Buyer may determine in its sole discretion), the Seller shall undertake commercially reasonable efforts and take or cause to be taken all reasonable actions, and shall execute and deliver such instruments and documents as may be necessary, to (i) transition all existing contractual relationships with Customers as of Closing and assist Buyer in becoming the service provider of record with such Customers for the ICAS Business; and (ii) support the transitioning to Buyer of the business conducted, and existing business relationships maintained, by Seller or Seller Affiliates prior to Closing, as it pertains to the ICAS Business. Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement, in the event that the Buyer is not able to obtain the necessary Governmental Authorizations to transition all existing contractual relationships with Customers as of Closing and/or become the service provider of record with such Customers for the ICA Business, the Seller shall have no further obligations under this Section 7.4 or this Agreement to Buyer as it relates to Customers.

Section 7.5 Publicity. Except as otherwise required by law or court order, neither Buyer nor Seller shall, and each of them shall cause their respective Affiliates, representatives and agents not to, issue or cause the publication of any press release or public announcement with respect to the transactions contemplated by this Agreement without the express prior written approval of the other Party, which approval shall not unreasonably be withheld, conditioned or delayed.

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Section 7.6 Tax Matters.

(a) All transfer, documentary, sales, use, stamp, notarial, registration and other similar Taxes and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) (“Transfer Taxes”) incurred in connection with consummation of the transactions contemplated by this Agreement and the Transaction Documents shall be timely paid when due by the applicable responsible Party, with the other Party being liable to reimburse such Party for 50% of such Transfer Taxes, and the Parties shall cooperate to file, or cause to be filed, all necessary Tax Returns and other documentation with respect to all such Transfer Taxes. All reasonable expenses related to such Tax Returns shall be borne by equally by the Parties.

(b) Buyer and Seller agree to furnish or cause to be furnished to each other, upon reasonable request, as promptly as reasonably practicable, such information and assistance related to the Purchased Assets (including access to books and records) as is reasonably necessary in connection with (i) the preparation or filing of any Tax Return relating to the Purchased Assets, and (ii) the preparation for any audit in respect to Taxes by any Governmental Authority relating to the Purchased Assets, and the prosecution or defense of any Proceeding relating to any Tax relating to the Purchased Assets. Any expenses incurred in furnishing such information or assistance shall be borne by the Party requesting it.

(c) Seller is solely liable for all Taxes of the Seller and/or the Seller’s beneficial owners and all Taxes relating to the Purchased Assets incurred prior to the Closing. Buyer is solely liable for all Taxes of the Buyer and/or the Buyer’s beneficial owners and all Taxes relating to the Purchased Assets incurred after the Closing.

ARTICLE VIII

CONDITIONS TO CLOSING

Section 8.1 Conditions to Buyer’s Obligations to Close.

(a) The obligations of Buyer to consummate the Closing shall be subject to the satisfaction, or waiver by Buyer, of each of the following conditions:

(i) Each of Seller’s representations and warranties set forth in this Agreement shall be true and correct on the Closing Date, as if they were made on such date.

(ii) Seller shall have executed and delivered to Buyer all Transaction Documents to which it is a party.

(iii)Seller shall not be in breach of any of its material obligations under this Agreement. Section 4.2(a).

(iv) Seller shall have delivered to Buyer all deliveries referenced in

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(v) All proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and the Transaction Documents shall be consummated at or prior to the Closing Date, and all documents, assignments, certificates, schedules, and exhibits shall be satisfactory in form and substance to Buyer.

(vi) Seller shall execute all legal documents necessary to convey clear title to Buyer of the Purchased Assets transferred hereunder and shall take such other actions as Buyer may reasonably require for Buyer to more fully and effectively take title to or assume the Purchased Assets described herein.

Section 8.2 Conditions to Seller’s Obligations to Close.

(a) The obligations of Seller to consummate the Closing shall be subject to the satisfaction, or waiver by Seller, of each of the following conditions:

(i) Each of Buyer’s representations and warranties set forth in this Agreement shall be true and correct on the Closing Date, as if they were made on such date.

(ii) Buyer shall have executed and delivered to Seller all Transaction Documents to which it is a party.

(iii)  Buyer shall not be in breach of any of its material obligations under this Agreement. Section 4.2(b)

(iv) Buyer shall have delivered to Seller all deliveries referenced in

ARTICLE IX

TERMINATION

Section 9.1 Termination Events. If the conditions of Closing set forth herein, including without limitation valid execution and delivery of all Transaction Documents, have not been, or if it becomes apparent that any of such conditions will not be, fulfilled by 11:59 p.m. on June 30, 2023, either Party may terminate (by written notice to the other Party) this Agreement and all rights granted herein at any time thereafter, and Buyer shall have no further rights to the Purchased Assets from and after such date and time. In the event of termination of this Agreement in accordance with this Article IX, this Agreement shall immediately become null and void and there shall be no liability or obligation on the part of any Party other than with respect to provisions of Section 7.1 and Article XI, which shall remain in full force and effect and survive any termination of this Agreement.

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ARTICLE X

SURVIVAL AND INDEMNIFICATION

Section 10.1 Survival. All representations, warranties, covenants, and agreements contained herein and all related rights to indemnification shall survive the Closing, except that the representations and warranties contained in Articles V and VI (other than those contained in Sections 5.1, 5.10, 5.11, 6.1 and 6.4 (the “Fundamental Representations”)) shall terminate on the date that is twelve (12) months following the Closing Date; provided that the Fundamental Representations and rights of indemnification relating thereto shall survive until the third (3rd) anniversary of the Closing Date, in each case, with respect to any claim for indemnification or other claim based upon, resulting from or arising out of a breach or inaccuracy of such representation and warranty that is made prior to such date, as applicable.

Section 10.2 Seller Indemnification. Subject to the other terms and conditions of this Article X, Seller shall indemnify and defend each of Buyer and its Affiliates and their respective Representatives (collectively, the “Buyer Indemnitees”) against, and shall hold each of them harmless from and against, any and all losses, damages (excluding consequential, special and punitive damages except to the extent awarded to a third party as the result of a Third Party Claim), liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys’ fees (collectively, “Losses”), incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, or with respect to:

(a) any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement, any other Transaction Document, or any schedule, certificate, or exhibit related thereto, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

(b) any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Seller pursuant to this Agreement, any other Transaction Document, or any schedule, certificate, or exhibit related thereto;

(c)	any Excluded Asset;

(d) all Taxes of the Seller and/or the Seller’s beneficial owners and all Taxes relating to the Purchased Assets incurred prior to the Closing; or

(e) any Third Party Claim based upon, resulting from, or arising out of the business, operations, properties, assets, or obligations of Seller or any of its Affiliates (other than the ICAS Business and/or the Purchased Assets) conducted, existing, or arising on or prior to the Closing Date. For purposes of this Agreement, “Third Party Claim” means notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing. For purposes of this Agreement, “Actions” means claims, actions, causes of action, demands, lawsuits, arbitrations, inquiries, audits, notices of violation, proceedings, litigation, citations, summons, subpoenas, or investigations of any nature, whether at law or in equity.

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Section 10.3 Buyer Indemnification. Subject to the other terms and conditions of this Article X, Buyer shall indemnify and defend each of Seller and its Affiliates and their respective Representatives (collectively, the “Seller Indemnitees”) against, and shall hold each of them harmless from and against, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnitees based upon, arising out of, or with respect to:

(a) any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement, any other Transaction Document, or any schedule, certificate, or exhibit related thereto, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

(b) any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Buyer pursuant to this Agreement, any other Transaction Document, or any schedule, certificate, or exhibit related thereto; or

(c) all Taxes of the Buyer and/or the Buyer’s beneficial owners and all Taxes relating to the Purchased Assets incurred after the Closing.

Section 10.4 Indemnification Procedures. Whenever any claim shall arise for indemnification hereunder, the Buyer Indemnitee or the Seller Indemnitee, as applicable (the “Indemnitee”), shall promptly provide written notice of such claim to the applicable indemnifying party hereunder (the “Indemnitor”). In connection with any Third Party Claim, the Indemnitor, at its sole cost and expense and upon written notice to the Indemnitee, may assume the defense of any such Action with counsel reasonably satisfactory to the Indemnitee. The Indemnitee shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense. If the Indemnitor does not assume the defense of any such Action, the Indemnitee may, but shall not be obligated to, defend against such Action in such manner as it may deem appropriate, including settling such Action on such terms as the Indemnitee may deem appropriate and as approved by the prior written consent of the Indemnitor (which consent shall not be unreasonably withheld or delayed), and no action taken by the Indemnitee in accordance with such defense and settlement shall relieve the Indemnitor of its indemnification obligations herein provided with respect to any damages resulting therefrom. The Indemnitor shall not settle any Action without the Indemnitee’s prior written consent (which consent shall not be unreasonably withheld or delayed).

Section 10.5 Limitations on Indemnification. Notwithstanding anything to the contrary contained herein:

(a) neither Indemnitor shall be required to indemnify the applicable Indemnitees under Section 10.2(a) or Section 10.3(a), as applicable, for Losses based upon, resulting from or arising out of the breach or inaccuracy of representations and warranties (other than the Fundamental Representations) until the aggregate amount of all such Losses of the applicable Indemnitees for which indemnification would otherwise be available thereunder exceeds $25,000 (the “Deductible”), after which the applicable Indemnitor will be obligated to indemnify the Indemnitees for only that portion of such Losses that exceed the Deductible;

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(b) the cumulative aggregate indemnity obligations of each Indemnitor under Section 10.2(a) or Section 10.3(a), as applicable, for Losses based upon, resulting from or arising out of the breach or inaccuracy of representations and warranties (other than the Fundamental Representations) shall in no event exceed $165,000, and the cumulative aggregate indemnity obligations of each Indemnitor under Section 10.2 or Section 10.3, as applicable, for Losses shall in no event exceed $165,000;

(c) the amount of any Losses under this Article X claimed by any Indemnitee shall be reduced by any amount actually received by such Indemnitee with respect thereto under any insurance coverage (net of the reasonable and documented costs and expenses of or Taxes incurred in obtaining such insurance proceeds (including any related future increase in premiums and reasonable attorneys’ fees)). The Indemnitee shall use commercially reasonable efforts (but shall not be obligated) to collect any amounts available under such insurance coverage. In the event that an insurance or other recovery is received by any Indemnitee with respect to any Loss for which any such Person already has been indemnified hereunder, then a payment equal to the amount of the recovery shall be made promptly to the Indemnitor that made or directed such indemnification payments to such Indemnitee;

(d) upon payment in full of the indemnification payment of Losses to the Indemnitees for a claim under this Article X, the applicable Indemnitor shall be subrogated to all rights and remedies of the Indemnitees with respect to such claim;

(e) following the Closing, the Parties agree that, except for the availability of injunctive or other equitable relief and claims for common law liability for actual fraud by a Party, the rights to indemnification under this Article X shall be the sole remedy that any Indemnitee will have in connection with the transactions contemplated by this Agreement; and

(f) amounts paid to or on behalf of any Person as indemnification under this Agreement shall be treated as adjustments to the Purchase Price.

ARTICLE XI

MISCELLANEOUS

Section 11.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt if delivered personally, or five (5) days after being sent if mailed by registered or certified mail (return receipt requested) or one (1) day after being sent if delivered by reputable overnight express courier (charges prepaid) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to Buyer,

333 SE 2nd Ave, Suite 2000,

Miami, Florida 33131

Attention: Javier G. Acosta

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If to Seller, to:

7660 Centurion Parkway, Suite 100

Jacksonville, Florida 32256 Attention: Andrew W. Murphy

With a copy to:

Duane Morris LLP

201 S. Biscayne Boulevard, Suite 3400

Miami, FL 33131-4325

Attention: Harold E. (Ed) Patricoff, Jr.

Section 11.2 Descriptive Headings. The descriptive headings herein are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

Section 11.3 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement.

Section 11.4 Successors and Assigns; Assignment. This Agreement is binding upon and inures to the benefit of the Parties and their respective successors and permitted assigns. Neither Party may assign any of its rights or obligations hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed. Any purported assignment in violation of this Section shall be null and void. No assignment shall relieve the assigning Party of any of its obligations hereunder.

Section 11.5 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by Seller and Buyer. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 11.6 Entire Agreement. This Agreement and the Transaction Documents, along with the Exhibits and the Disclosure Schedules hereto and thereto, contain the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

Section 11.7 Fees and Expenses. Each Party shall bear its own fees and expenses incurred in connection with the transactions contemplated by this Agreement. Notwithstanding the foregoing, Buyer accepts all responsibility and liability for, and shall bear all costs and expenses of, maintenance of the Trademark registrations as of the Effective Date as well as for recording the assignments of the Trademarks identified in the Trademark Assignment Agreement.

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Section 11.8 Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida without regard to its conflicts of law principles. The Parties will resolve all disputes or claims arising under or relating to this Agreement in the federal and State courts located in Miami, Florida. The Parties consent to the exclusive jurisdiction of such courts and waive any jurisdictional or venue defenses otherwise available. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, CAUSE OF ACTION, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 11.9 Relationship of Parties. Nothing in this Agreement shall constitute or be deemed to constitute either Party as an agent or partner of the other Party for any purpose whatsoever. Neither of the Parties shall have the authority or power to bind the other Party or to contract in the other Party’s name or create any liability against the other Party in any way or for any purpose.

Section 11.10 Injunctive Relief. In addition to any other remedies available hereunder, either Party shall be entitled to seek injunctive relief or other equitable remedy to enforce the terms and conditions of this Agreement. Each Party shall be entitled recover its costs and expenses, including without limitation reasonable attorneys’ fees, incurred in any proceeding it brings to enforce this Agreement in which it prevails.

Section 11.11 Independent Counsel; Representation. BY SIGNING THIS AGREEMENT, EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT SUCH PARTY (A) HAS READ THIS AGREEMENT CAREFULLY, (B) IS SIGNING THIS AGREEMENT KNOWINGLY AND VOLUNTARILY, (C) HAS BEEN, OR HAS HAD THE OPPORTUNITY TO BE, REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF SUCH PARTY’S OWN CHOOSING REGARDING THE NEGOTIATION OF THIS AGREEMENT AND SUCH PARTY’S RIGHTS AND OBLIGATIONS HEREUNDER, AND (D) FULLY UNDERSTANDS THE TERMS AND CONDITIONS CONTAINED HEREIN.

Section 11.12 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and all of which shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Party. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission (including DocuSign) shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

BUYER:

GelStat Corporation

By: /s/ Javier G. Acosta

Name: Javier G. Acosta

Title: CEO

SELLER:

DUOS TECHNOLOGIES, INC.

By: /s/ Charles P. Ferry

Name: Charles P. Ferry

Title: CEO

DISCLOSURE SCHEDULES

These Disclosure Schedules are divided into sections which are numbered to correspond to the sections of the Agreement. Each section herein qualifies the corresponding numbered representation and warranty or covenant in the Agreement and such other representations and warranties or covenants in the Agreement. Any capitalized term used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

Schedule 2.1(a) – Contracts

1.[Support Contract with [redacted] for support of the [redacted] and [redacted]]

Schedule 2.1(b) – Customers

Customers:

CUSTOMER NAME	[IDENTIFYING INFORMATION]	SITES	CONTACT INFORMATION
[Redacted]	[Redacted]	[Redacted]	[Redacted]

Schedule 2.1(c) – Intellectual Property

Trademarks:

Registered Trademarks

JURISDICTION	TRADEMARK	SERIAL NUMBER	REGISTRATION NUMBER	INT’L CLASS(ES); GOODS AND SERVICES
United States		[ ]	[ ]	[ ]

Pending U.S. Trademark Application1

JURISDICTION	TRADEMARK	SERIAL NUMBER	FILING DATE	INT’L CLASS(ES); GOODS AND SERVICES
United States	ICAS	97490578	July 6, 2022	IC009. US 021 023 026 036 038

 Schedule 2.1(d) – Licenses

A perpetual, commercial license for the ICAS version of Centraco that may be used in and only in facilitating correctional facilities support and services projects and agreement. Under no circumstances shall the license granted within this agreement be transferrable, shared or commercially leveraged in relation to other potential Centraco applications to include, but not limited to, imaging of trains, vehicles, aircraft or other moving objects.

Schedule 3.2 – Allocation Schedule

The Purchase Price, as adjusted under the Agreement, and liabilities assumed by the Buyer, if any, that are treated as consideration for federal income Tax purposes (the “Total Consideration”), shall be allocated separately among the Purchased Assets in accordance with the fair market value of such assets as provided by Section 1060 of the Code, and the Parties agree that such allocation and fair market values shall be determined in accordance with the methodology and order described as follows:

Asset	Method of Allocation	Order of Allocation
Current rights to assume a support contract with [redacted] for support of the [redacted] and [redacted].	Clearance by seller to negotiate new contracts with [redacted] and support of transfer of services	1
Clearance to negotiate support with the above 2 sites and an additional site at [redacted] effective 2/1/2023	Potential value of new, one-year term services agreement for the three sites	2
The ICAS registered trademark with all rights	Estimated value of trademark	3
All right to the specific ICAS version of Centraco, but no further rights to other versions of Centraco or the Centraco trademark; with one year of remote phone support from Seller	Estimated value of limited Centraco license to support new one-year term services agreement	4

EXHIBIT A

NOTE

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount: $165,000	Effective Date: June 28, 2023
Purchase Price: $150,000

CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, GelStat Corporation, a Delaware corporation (hereinafter called the “Borrower”), hereby promises to pay to the order of Duos Technologies, Inc, a Florida company, or registered assigns (the “Holder”) the sum of $165,000 (the “Principal Amount”) together with any interest as set forth herein, on June 28, 2025 (the “Maturity Date”), and to pay interest on the unpaid principal balance hereof at the rate of zero percent (0%) (the “Interest Rate”) per annum from the date hereof (the “Effective Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. This Note may not be prepaid in whole or in part except as otherwise explicitly set forth herein. All payments due hereunder (to the extent not converted into common stock, $0.01 par value (subject to any changes that may occur in the future) per share (the “Common Stock”) in accordance with the terms hereof) shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note.

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof.

The following terms shall apply to this Note:

ARTICLE I. CONVERSION RIGHTS

1.1 Conversion Right. The Holder shall have the right from time to time, and at any time following the date of this Note and ending on the later of: (i) the Maturity Date and (ii) the date of payment of the Default Amount (as defined in Article III), each in respect of the remaining outstanding amount of this Note to convert all or any part of the outstanding and unpaid amount of this Note into fully paid and non-assessable shares of Common Stock (also referred to as the “Conversion Shares”), as such Common Stock exists on the Effective Date, or any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or reclassified at the conversion price (the “Conversion Price”) determined as provided herein (a “Conversion”); provided, however, that in no event

A-1

shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Notes or the unexercised or unconverted portion of any other security of the Borrower subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso. The beneficial ownership limitations on conversion as set forth in the section may NOT be waived by the Holder except upon 61 days prior written notice to the Borrower. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the “Notice of Conversion”), delivered to the Borrower by the Holder in accordance with Section 1.4 below; provided that the Notice of Conversion is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Borrower before 6:00 p.m., New York, New York time on such conversion date (the “Conversion Date”); however, if the Notice of Conversion is sent after 6:00pm, New York, New York time the Conversion Date shall be the next business day. The term “Conversion Amount” means, with respect to any conversion of this Note, the sum of the (1) principal amount of this Note to be converted in such conversion plus (2) at the Holder’s option, any amounts owed to the Holder pursuant to Sections 1.4 hereof.

1.2 Conversion Price. Subject to the adjustments described herein, the conversion price (the “Conversion Price”) shall equal the Fixed Conversion Price (as defined herein) (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The “Fixed Conversion Price” shall mean $0.003. To the extent the Conversion Price of the Borrower’s Common Stock closes below the par value per share, the Borrower will take all steps necessary to solicit the consent of the stockholders to reduce the par value to the lowest value possible under law. The Borrower agrees to honor all conversions submitted pending this adjustment. “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the OTC Pink, OTCQB or on the principal securities exchange or other securities market on which the Common Stock is then being traded. The Borrower shall be responsible for the fees of its transfer agent and all DTC fees associated with any such issuance.

1.3 Authorized Shares. The Borrower covenants that during the period the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Note. The Borrower is required at all times to have authorized and reserved two (2) times the number of shares that would be issuable upon full conversion of the Note (assuming that the 4.99% limitation set forth in Section 1.1 is not in effect), based on the respective Conversion Price of the Note (as defined in Section 1.2) in effect from time to time, (initially 55,000,000 shares defined as the “Note Reserve Shares”). The Note Reserve Shares shall be increased (or decreased with the written consent of the Holder) from time to time in accordance with the Borrower’s obligations hereunder, subject to the terms of the Irrevocable Transfer Agent Instructions. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Borrower shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Notes shall be convertible at the then current Conversion Price, the Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding

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Note. The Borrower (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Common Stock issuable upon conversion of this Note, and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Note.

If at any time the Borrower does not maintain the Note Reserve Shares, as may be adjusted from time to time, it will be considered an Event of Default under Section 3.2 of the Note.

1.4	Method of Conversion.

(a) Mechanics of Conversion. As set forth in Section 1.1 hereof, from time to time, and at any time during the period beginning on the date which is one hundred eighty (180) days following the date of this Note and ending on the later of: (i) the Maturity Date and (ii) the date of payment of the Default Amount, this Note may be converted by the Holder in whole or in part at any time from time to time after the Effective Date, by (A) submitting to the Borrower a Notice of Conversion (by facsimile, e- mail or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., New York, New York time) and (B) subject to Section 1.4(b), surrendering this Note at the principal office of the Borrower (upon payment in full of any amounts owed hereunder).

(b) Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Borrower unless the entire unpaid principal amount of this Note is so converted. The Holder and the Borrower shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Note upon each such conversion.

(c) Delivery of Common Stock Upon Conversion. Upon receipt by the Borrower from the Holder of a facsimile transmission or e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 1.4, the Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Common Stock issuable upon such conversion within two (2) business days after such receipt (the “Deadline”) (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Note). Upon receipt by the Borrower of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion, and, unless the Borrower defaults on its obligations hereunder, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Notice of Conversion as provided herein, the Borrower’s obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Holder in connection with such conversion.

(d)	Delivery of Common Stock by Electronic Transfer. In lieu of delivering

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physical certificates representing the Common Stock issuable upon conversion, provided the Borrower is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder and its compliance with the provisions set forth herein, the Borrower shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder’s Prime Broker with DTC through its Deposit and Withdrawal at Custodian (“DWAC”) system.

(e) Failure to Deliver Common Stock Prior to Deadline. Without in any way limiting the Holder’s right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Stock issuable upon conversion of this Note is not delivered by the Deadline due to action and/or inaction of the Borrower, the Borrower shall pay to the Holder $100 per day in cash, for each day beyond the Deadline that the Borrower fails to deliver such Common Stock (the “Fail to Deliver Fee”); provided; however that the Fail to Deliver Fee shall not be due if the failure is a result of a third party (i.e., transfer agent; and not the result of any failure to pay such transfer agent) despite the best efforts of the Borrower to effect delivery of such Common Stock. Such cash amount shall be paid to Holder by the fifth day of the month following the month in which it has accrued or, at the option of the Holder (by written notice to the Borrower by the first day of the month following the month in which it has accrued), shall be added to the principal amount of this Note, in which event interest shall accrue thereon in accordance with the terms of this Note and such additional principal amount shall be convertible into Common Stock in accordance with the terms of this Note. The Borrower agrees that the right to convert is a valuable right to the Holder. The damages resulting from a failure, attempt to frustrate, interference with such conversion right is difficult if not impossible to qualify. Accordingly, the parties acknowledge that the liquidated damages provision contained in this Section 1.4(e) are justified.

1.5 Concerning the Shares. The shares of Common Stock issuable upon conversion of this Note may not be sold or transferred unless: (i) such shares are sold pursuant to an effective registration statement under the Act or (ii) the Borrower or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration (such as Rule 144 or a successor rule) (“Rule 144”); or (iii) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Borrower who agrees to sell or otherwise transfer the shares only in accordance with this Section 1.5 and who is an accredited investor.

Any restrictive legend on certificates representing shares of Common Stock issuable upon conversion of this Note shall be removed and the Borrower shall issue to the Holder a new certificate therefore free of any transfer legend if the Borrower or its transfer agent shall have received an opinion of counsel from Holder’s counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that (i) a public sale or transfer of such Common Stock may be made without registration under the Act, which opinion shall be accepted by the Company so that the sale or transfer is effected; or (ii) in the case of the Common Stock issuable upon conversion of this Note, such security is registered for sale by the Holder under an effective registration statement filed under the Act; or otherwise may be sold pursuant to an exemption from registration. In the event that the Company does not reasonably accept the opinion of counsel provided by the Holder with respect to the transfer of Securities pursuant to an exemption from registration (such as Rule 144), at the Deadline, it will be considered an Event of Default pursuant to Section

3.2 of the Note.

1.6	Effect of Certain Events.

(a) Effect of Merger, Consolidation, Etc. At the option of the Holder, the sale, conveyance or disposition of all or substantially all of the assets of the Borrower, the effectuation by the Borrower of a transaction or series of related transactions in which more than 50% of the voting power of

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the Borrower is disposed of, or the consolidation, merger or other business combination of the Borrower with or into any other Person (as defined below) or Persons when the Borrower is not the survivor shall be deemed to be an Event of Default (as defined in Article III) pursuant to which the Borrower shall be required to pay to the Holder upon the consummation of and as a condition to such transaction an amount equal to the Default Amount (as defined in Article III). “Person” shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

(b) Adjustment Due to Merger, Consolidation, Etc. If, at any time when this Note is issued and outstanding and prior to conversion of all of the Note, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Borrower other than in connection with a plan of complete liquidation of the Borrower, then the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The Borrower shall not affect any transaction described in this Section 1.6(b) unless (a) it first gives, to the extent practicable, ten (10) days prior written notice (but in any event at least five (5) days prior written notice) of the record date of the special meeting of shareholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder shall be entitled to convert this Note) and (b) the resulting successor or acquiring entity (if not the Borrower) assumes by written instrument the obligations of this Note. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

(c) Adjustment Due to Distribution. If the Borrower shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Borrower’s shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a “Distribution”), then the Holder of this Note shall be entitled, upon any conversion of this Note after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Common Stock issuable upon such conversion had such Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

(d) Adjustment Due to Dilutive Issuance. If, at any time when any Notes are issued and outstanding, the Borrower issues or sells, or in accordance with this Section 1.6(d) hereof is deemed to have issued or sold, except for shares of Common Stock issued directly to vendors or suppliers of the Borrower in satisfaction of amounts owed to such vendors or suppliers (provided, however, that such vendors or suppliers shall not have an arrangement to transfer, sell or assign such shares of Common Stock prior to the issuance of such shares), any shares of Common Stock for no consideration or for a consideration per share (before deduction of reasonable expenses or commissions or underwriting discounts or allowances in connection therewith) less than the Conversion Price in effect on the date of such issuance (or deemed issuance) of such shares of Common Stock (a “Dilutive Issuance”), then immediately upon the Dilutive Issuance, the Conversion Price will be reduced to the amount of the consideration per share received by the Borrower in such Dilutive Issuance.

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The Borrower shall be deemed to have issued or sold shares of Common Stock if the Borrower in any manner issues or grants any warrants, rights or options (not including employee stock option plans), whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities convertible into or exchangeable for Common Stock (“Convertible Securities”) (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as “Options”) and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Conversion Price then in effect, then the Conversion Price shall be equal to such price per share. For purposes of the preceding sentence, the “price per share for which Common Stock is issuable upon the exercise of such Options” is determined by dividing (i) the total amount, if any, received or receivable by the Borrower as consideration for the issuance or granting of all such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Borrower upon the exercise of all such Options, plus, in the case of Convertible Securities issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon exercise of such Options.

Additionally, the Borrower shall be deemed to have issued or sold shares of Common Stock if the Borrower in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options), and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Conversion Price then in effect, then the Conversion Price shall be equal to such price per share. For the purposes of the preceding sentence, the “price per share for which Common Stock is issuable upon such conversion or exchange” is determined by dividing (i) the total amount, if any, received or receivable by the Borrower as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Borrower upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

1.7 Prepayment. Notwithstanding anything to the contrary contained in this Note, the Borrower shall have the right, exercisable on a date not earlier than twelve (12) months from the date of this Note and not more than three (3) Trading Days prior written notice to the Holder of the Note to prepay the outstanding Note (principal and accrued interest), in full, in accordance with this Section 1.7. Any notice of prepayment hereunder (an “Optional Prepayment Notice”) shall be delivered to the Holder of the Note at its registered addresses and shall state: (1) that the Borrower is exercising its right to prepay the Note, and (2) the date of prepayment which shall be not earlier than twelve (12) months from the date of this Note and not more than three (3) Trading Days from the date of the Optional Prepayment Notice. On the date fixed for prepayment (the “Optional Prepayment Date”), the Borrower shall make payment of the Optional Prepayment Amount (as defined below) to Holder, or upon the direction of the Holder as specified by the Holder in a writing to the Borrower (which direction shall to be sent to Borrower by the Holder at least one (1) business day prior to the Optional Prepayment Date). If the Borrower exercises its right to prepay the Note, the Borrower shall make payment to the Holder of an amount in cash equal to $13,500 (the “Optional Prepayment Amount”). If the Borrower delivers an Optional Prepayment Notice and fails to pay the Optional Prepayment Amount due to the Holder of the Note within two (2) business days following the Optional Prepayment Date, the Borrower shall forever forfeit its right to prepay the Note pursuant to this Section 1.7.

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After the expiration of eighteen (18) months following the Effective Date, the Borrower shall have no right of prepayment.

ARTICLE II. CERTAIN COVENANTS

2.1 Sale of Assets. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder’s written consent, sell, lease or otherwise dispose of any significant portion of its assets outside the ordinary course of business. Any consent to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.

ARTICLE III. EVENTS OF DEFAULT

If any of the following events of default (each, an “Event of Default”) shall occur:

3.1 Failure to Pay Principal and Interest. The Borrower fails to pay the principal hereof when due on this Note, whether at maturity or upon acceleration and such breach continues for a period of five (5) days after written notice from the Holder.

3.2 Conversion and the Shares. The Borrower fails to issue shares of Common Stock to the Holder (or announces or threatens in writing that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note, fails to transfer or cause its transfer agent to transfer (issue) (electronically or in certificated form) any certificate for shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, the Borrower directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring (or issuing) (electronically or in certificated form) any certificate for shares of Common Stock to be issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, or fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for two (2) business days after the Holder shall have delivered a Notice of Conversion. It is an obligation of the Borrower to remain current in its obligations to its transfer agent. It shall be an event of default of this Note, if a conversion of this Note is delayed, hindered or frustrated due to a balance owed by the Borrower to its transfer agent. If at the option of the Holder, the Holder advances any funds to the Borrower’s transfer agent in order to process a conversion, such advanced funds shall be paid by the Borrower to the Holder within forty-eight

(48) hours of a demand from the Holder.

3.3 Breach of Covenants. The Borrower breaches any material covenant or other material term or condition contained in this Note and such breach continues for a period of twenty (20) days after written notice thereof to the Borrower from the Holder.

3.4 Breach of Representations and Warranties. Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith, shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note.

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3.5 Receiver or Trustee. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

3.6 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower.

3.7 Delisting of Common Stock. The Borrower shall fail to maintain the listing of the Common Stock on at least one of the OTC (which specifically includes the quotation platforms maintained by the OTC Markets Group) or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange.

3.8 Failure to Comply with Regulation A. The Borrower shall fail to comply with the reporting requirements of Regulation A; and/or the Borrower shall cease to be subject to the reporting requirements of Regulation A.

3.9 Liquidation. Any dissolution, liquidation, or winding up of Borrower or any substantial portion of its business.

3.10 Cessation of Operations. Any cessation of operations by Borrower or Borrower admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Borrower’s ability to continue as a “going concern” shall not be an admission that the Borrower cannot pay its debts as they become due.

3.11 Financial Statement Restatement. The restatement of any financial statements filed by the Borrower with the SEC at any time after 180 days after the Issuance Date for any date or period until this Note is no longer outstanding, if the result of such restatement would, by comparison to the un-restated financial statement, have constituted a material adverse effect on the rights of the Holder with respect to this Note.

3.12 Replacement of Transfer Agent. In the event that the Borrower proposes to replace its transfer agent, the Borrower fails to provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions (including but not limited to the provision to irrevocably reserve shares of Common Stock in the Reserved Amount) signed by the successor transfer agent to Borrower and the Borrower.

3.13 Cross-Default. Notwithstanding anything to the contrary contained in this Note or the other related or companion documents, a breach or default by the Borrower of any covenant or other term or condition contained in any of the Other Agreements, after the passage of all applicable notice and cure or grace periods, shall, at the option of the Holder, be considered a default under this Note and the Other Agreements, in which event the Holder shall be entitled (but in no event required) to apply all rights and remedies of the Holder under the terms of this Note and the Other Agreements by reason of a default under said Other Agreement or hereunder. “Other Agreements” means, collectively, all agreements and instruments between, among or by: (1) the Borrower, and, or for the benefit of, (2) the Holder and any affiliate of the Holder, including, without limitation, promissory notes; provided, however, the term “Other Agreements” shall not include the related or companion documents to this Note. Each of the loan transactions will be cross-defaulted with each other loan transaction and with all other existing and future debt of Borrower to the Holder.

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3.14 Unavailability of Rule 144. If, at any time on or after the date which is six (6) months after the Effective Date, the Holder is unable to (i) obtain a standard “144 legal opinion letter” from an attorney reasonably acceptable to the Holder, the Holder’s brokerage firm (and respective clearing firm), and the Borrower’s transfer agent in order to facilitate the Holder’s conversion of any portion of the Note into free trading shares of the Borrower’s Common Stock pursuant to Rule 144, and (ii) thereupon deposit such shares into the Holder’s brokerage account.

Upon the occurrence and during the continuation of any Event of Default specified in Section 3.1 (solely with respect to failure to pay the principal hereof when due at the Maturity Date), the Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the Default Amount (as defined herein). UPON THE OCCURRENCE AND DURING THE CONTINUATION OF ANY EVENT OF DEFAULT SPECIFIED IN SECTION 3.2, OR SECTION 3.14, THE NOTE SHALL BECOME IMMEDIATELY DUE AND PAYABLE AND THE BORROWER SHALL PAY TO THE HOLDER, IN FULL SATISFACTION OF ITS OBLIGATIONS HEREUNDER, AN AMOUNT EQUAL TO THE DEFAULT AMOUNT (AS DEFINED HEREIN). Upon the occurrence and during the continuation of any Event of Default specified in Sections 3.1 (solely with respect to failure to pay the principal hereof or interest thereon when due on this Note or upon acceleration), 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 3.12, 3.13, exercisable through the delivery of written notice to the Borrower by such Holders (the “Default Notice”), and upon the occurrence of an Event of Default specified the remaining sections of Articles III (other than failure to pay the principal hereof or interest thereon at the Maturity Date specified in Section 3,1 hereof), the Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to 150% times the sum of the then outstanding principal amount of this Note (“Default Amount”) and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

If the Borrower fails to pay the Default Amount within five (5) business days of written notice that such amount is due and payable, then the Holder shall have the right at any time, so long as the Borrower remains in default (and so long and to the extent that there are sufficient authorized shares), to require the Borrower, upon written notice, to immediately issue, in lieu of the Default Amount, the number of shares of Common Stock of the Borrower equal to the Default Amount divided by the Conversion Price then in effect.

ARTICLE IV. MISCELLANEOUS

4.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be

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received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Borrower, to:

Duos Technologies Group, Inc.

7660 Centurion Parkway, Suite 100

Jacksonville, FL 32256

e-mail: [redacted]

If to the Holder:

GelStat Corporation

333 SE 2nd Avenue, Suite 2000,

Miami, Florida 33131

Attention: Javier Acosta

e-mail: [redacted]

4.3 Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4 Most Favored Nation. During the period where any monies are owed to the Holder pursuant to this Note, if the Borrower engages in any future financing transactions with a third-party investor, the Borrower will provide the Holder with written notice (the “MFN Notice”) thereof promptly but in no event less than ten (10) days prior to closing any financing transactions. Included with the MFN Notice shall be a copy of all documentation relating to such financing transaction and shall include, upon written request of the Holder, any additional information related to such subsequent investment as may be reasonably requested by the Holder. In the event the Holder determines that the terms of the subsequent investment are preferable to the terms of this Note, the Holder will notify the Borrower in writing. Promptly after receipt of such written notice from the Holder, the Borrower agrees to amend and restate the Securities (which may include the conversion terms of this Note), to be identical to the instruments evidencing the subsequent investment. Notwithstanding the foregoing, this Section 4.4 shall not apply in respect of (i) an Exempt Issuance, or (ii) an underwritten public offering of Common Stock. “Exempt Issuance” means the issuance of: (a) shares of Common Stock or options to employees, officers, consultants, advisors or directors of the Borrower pursuant to any stock or option plan duly adopted for such purpose by a majority of the members of the Board of Directors or a majority of the members of a committee of directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of this Note and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date hereof, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Borrower, provided that any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Borrower and in which the Borrower receives benefits in addition to the investment of funds, but shall not include a transaction in which the Borrower is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

4.5 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Each transferee of

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this Note must be an “accredited investor” (as defined in Rule 501(a) of the Securities and Exchange Commission). Notwithstanding anything in this Note to the contrary, this Note may be pledged as collateral in connection with a bona fide margin account or other lending arrangement; and may be assigned by the Holder without the consent of the Borrower.

4.6 Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof costs of collection.

4.7 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Florida without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state courts of Florida or in the federal courts located in the State of Florida. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Borrower and Holder waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Note, any agreement or any other document delivered in connection with this Note by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

4.8	[Reserved]

4.9 Remedies. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

[Signature page follows]

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IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer this on June 28, 2023.

Borrower: GelStat Corporation

By:	/s/ Javier G. Acosta
Javier G. Acosta CEO and Director

Acknowledged and Accepted by:

HOLDER:

By:	//signed//
Name: Title:	[redacted] Individual

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EXHIBIT A -- NOTICE OF CONVERSION

The undersigned hereby elects to convert $ principal amount of the Note (defined below) into that number of shares of Common Stock to be issued pursuant to the conversion of the Note (“Common Stock”) as set forth below, of GelStat Corporation (the “Borrower”) according to the conditions of the convertible note of the Borrower dated as of June 28, 2023 (the “Note”), as of the date written below. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

[ ] The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DWAC Transfer”).

Name of DTC Prime Broker:

Account Number:

[ ] The undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

[Insert Name and Address of Holder Here]

Date of conversion: _________________________________

Applicable Conversion Price $ _________________________

Number of shares of common stock to be issued

pursuant to conversion of the Notes: _______________________

Amount of Principal Balance due remaining

under the Note after this conversion: _______________________

By: ________________________________

Name:

Title:

Date:

EXHIBIT B

WARRANT AGREEMENT

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

Warrant Shares: 55,000,000	Issuance Date: June 28, 2023

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, Duos Technologies, Inc, a Florida company, or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date that is six months following the date hereof and on or prior to the close of business on the third year anniversary of the Issuance Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from GelStat Corp., a Delaware corporation (the “Company”), up to 55,000,000 shares of Common Stock (subject to adjustment hereunder, the “Warrant Shares”). The purchase price of one Warrant Share under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b). This Warrant is issued pursuant to that certain Promissory Note (the “Promissory Note”), dated as of June 28, 2023, issued by the Company to the Holder.

Section 1. Definitions. The following terms as used herein shall have the meanings ascribed to them below:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Common Stock” means the common stock of the Company, par value $0.01 per share (subject to any future changes that may occur), and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire Common Stock at any time, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

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“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company, in an aggregate amount not to exceed 15% of shares of Common Stock outstanding pursuant to any stock or option plan duly adopted for such purpose by the Board of Directors shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities issuable upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities issuable pursuant to existing agreements or instruments, exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of the Promissory Note, provided that such securities have not been amended since the date of the Promissory Note to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than (1) in connection with stock dividends, stock splits or combinations or (2) automatic adjustments to such terms pursuant to anti-dilution, default or similar provisions of such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the directors of the Company, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (d) securities issued for bonafide services provided to the Company not for the purpose of raising capital or to an entity whose primary business is investing in securities or (e) securities issued in a public offering.

“Fundamental Transaction” means the occurrence of the Company (i) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (A) consolidating or merging with or into (if the Company is the surviving corporation) another Person, (B) selling, assigning, transferring, conveying or otherwise disposing of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S- X) to one or more Persons, (C) making, or allowing one or more Persons to make, or allowing the Company to be subject to or have its Common Stock be subject to or party to one or more Persons making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Persons making or party to, or affiliated with any Persons making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Persons making or party to, or affiliated with any Person making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, (D) consummating a stock or share purchase agreement or other business combination (including a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Persons whereby all such Persons, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Persons making or party to, or affiliated with any Persons making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Persons become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (E) reorganize, recapitalize or reclassify its Common Stock other than a stock split.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

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“Registration Statement” registration statement filed by the Company under the Exchange Act or the Securities Act.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC (or similar United States law) having substantially the same purpose and effect as such Rule.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, and the rules and regulations promulgated thereunder.

“Subsidiary” means with respect to any entity at any date, any direct or indirect corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which (a) more than 50% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity, or (b) is under the actual control of the Company.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the NYSE American, the OTCQB, the OTCQX, or the OTC Pink Marketplace (or any successors to any of the foregoing).

“Transfer Agent” means Action Stock Transfer Corp., and any successor transfer agent of the Company.

Section 2 ..Exercise.

(a) Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the six month anniversary of the Issuance Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed copy of the Notice of Exercise Form annexed hereto. Within two Trading Days following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank, unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. Notwithstanding anything herein to the contrary (although the Holder may surrender the Warrant to, and receive a replacement Warrant from, the Company), the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within two Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the

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effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise Form within one Trading Day of delivery of such notice. The Holder by acceptance of this Warrant or any transferee, acknowledges and agrees that, by reason of the provisions of this Section 2(a), following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(b)	Exercise Price. The initial exercise price per share of the Common Stock under this Warrant shall be equal to $0.01 per share, subject to adjustment under Section 3 (the “Exercise Price”).

(c)	Cashless Exercise. Other than as provided for in Section 2(f), if at any time after the six month anniversary of the Issuance Date, there is no effective Registration Statement covering the resale of the Warrant Shares at prevailing market prices (not a fixed price) by the Holder (or the prospectus does not meet the requirements of Section 10 of the Securities Act), then this Warrant may also be exercised at the Holder’s election, in whole or in part and in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the number obtained by dividing [(A - B) times (C)] by (A), where:

(A) = the greater of (i) the arithmetic average of the VWAPs for the five consecutive Trading Days ending on the date immediately preceding the date on which the Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise or (ii) the VWAP for the Trading Day immediately prior to the date on which the Holder makes such “cashless exercise” election;

(B) = the Exercise Price of this Warrant, as adjusted hereunder, at the time of such exercise; and

(C) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise;

“VWAP” means, for any date, the price determined by the first of the following clauses that applies:

(a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)) (or a similar organization or agency succeeding to its functions of reporting prices), (b) if no volume weighted average price of the Common Stock is reported for the Trading Market, the most recent reported bid price per share of the Common Stock, or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the characteristics of the Warrants being exercised, and the holding period of the Warrants being exercised may be tacked on to the holding period of the Warrant Shares. The Company agrees not to take any position contrary to this Section 2(c).

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Notwithstanding anything herein to the contrary, if on the Termination Date (unless the Holder notifies the Company otherwise) if there is no effective Registration Statement covering the resale of the Warrant Shares by the Holder, then this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 2(c).

(d)	Mechanics of Exercise.

(i) Delivery of Certificates Upon Exercise. Certificates for the shares of Common Stock purchased hereunder shall be transmitted to the Holder by the Transfer Agent by crediting the account of the Holder’s prime broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) this Warrant is being exercised via cashless exercise and Rule 144 is available, or otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise by the date that is two Trading Days after the latest of (A) the delivery to the Company of the Notice of Exercise and (B) payment of the aggregate Exercise Price as set forth above (unless by cashless exercise, if permitted) (such date, the “Warrant Share Delivery Date”). The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price (or by cashless exercise, if permitted). The Company understands that a delay in the delivery of the Warrant Shares after the Warrant Share Delivery Date could result in economic loss to the Holder. As compensation to the Holder for such loss, the Company agrees to pay (as liquidated damages and not as a penalty) to the Holder for late issuance of Warrant Shares upon exercise of this Warrant the proportionate amount of $10 per Trading Day after the Warrant Share Delivery Date for each $10,000 of the value of the Warrant Shares for which this Warrant is exercised (based on the Exercise Price) which are not timely delivered. In no event shall liquidated damages for any one transaction exceed $100 for the first 10 Trading Days. Furthermore, in addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of the Warrant Shares by the Warrant Share Delivery Date, the Holder may revoke all or part of the relevant Warrant exercise by delivery of a notice to such effect to the Company, whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the exercise of the relevant portion of this Warrant, except that the liquidated damages described above shall be payable through the date notice of revocation or rescission is given to the Company or the date the Warrant Shares are delivered to the Holder, whichever date is earlier.

(ii) Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical to this Warrant. Unless the Warrant has been fully exercised, the Holder shall not be required to surrender this Warrant as a condition of exercise.

(iii) Rescission Rights. If the Company fails to deliver the Warrant Shares or cause the Transfer Agent to transmit to the Holder a certificate or the certificates representing the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right, at any time prior to issuance of such Warrant Shares, to rescind such exercise.

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(iv)	Reserved.

(v) No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

(vi) Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate including any charges of any clearing firm, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise. The Company shall (A) pay the reasonable legal fees of the Holder’s choice (provided such counsel is reasonably acceptable to the Company) (in an amount not to exceed $500 per opinion, and not more often than once per week) in connection with the exercise of the Warrants, (B) cause its attorneys to promptly provide any opinion or reliance opinion to the Transfer Agent, and (C) pay the Holder the sums required under Section 2(d)(iv).

(vii) Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

(e) Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above

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shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon not less than 61 days’ prior notice to the Company, may increase the Beneficial Ownership Limitation provisions of this Section 2(e) solely with respect to the Holder’s Warrant, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any such increase will not be effective until the 61st day after such notice is delivered to the Company. The Holder may also decrease the Beneficial Ownership Limitation provisions of this Section 2(e) solely with respect to the Holder’s Warrant at any time, which decrease shall be effectively immediately upon delivery of notice to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

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Section 3 ..Certain Adjustments.

(a)	Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding:

(i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

(b) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to all of the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation). Notwithstanding the foregoing, no Purchase Rights will be made under this Section 3(b) in respect of an Exempt Issuance.

(c) Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock (and not to the Holder) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than the Common Stock (which shall be subject to Section 3(b)), then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed

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or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(d)	Fundamental Transaction.

(i) If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions engages in any Fundamental Transaction, then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation on the exercise of this Warrant), at the option of the Holder the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall not effect a Fundamental Transaction unless it gives the Holder at least four (4) Trading Days prior notice together with sufficient details so the Holder can make an informed decision as to whether it elects to accept the Alternative Consideration. If a public announcement of the Fundamental Transaction has not been made, the notice to the Holder may not be given until the Company files a Form 1-U or other report disclosing the Fundamental Transaction.

(ii) If Section 3(d)(i) is not applicable, the Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the Promissory Note in accordance with the provisions of this Section 3(d)(iii) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant prior to such Fundamental Transaction (without regard to any limitation on the exercise of this Warrant), and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the Promissory Note referring to the “Company” shall refer instead to the Successor Entity), and may

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exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the Promissory Note with the same effect as if such Successor Entity had been named as the Company herein.

(e) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(f)	Notice to Holder.

(i) Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly email to the Holder a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment. The Holder may supply an email address to the Company and change such address.

(ii) Notice to Allow Exercise by the Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall deliver to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to email such notice or any defect therein or in the emailing thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries (as determined in good faith by the Company), the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 1-U. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

(g) Mandatory Exercise. The Company shall have the option, subject to the Equity Conditions, to cause the Holder to exercise the Warrant (“Mandatory Exercise”) in whole or in part upon written notice (“Mandatory Exercise Notice”). For purposes of this Warrant, “Equity Conditions” means:

(i) no breach under the Warrant or the Promissory Note shall have occurred, (ii) the last closing sale price of the Common Stock has been equal to or greater than $2.00 per share (subject to

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adjustments for splits, dividends, recapitalizations and similar events) for consecutive 10 Trading Days immediately prior to the date on which the Mandatory Exercise Notice is given to the Holder (the “10 Day Consecutive Period”), (iii) on each Trading Day during the 10 Day Consecutive Period, the total daily trading dollar volume was at least $1,000,000, and (iv) during each day of the 10 Day Consecutive Period and through the date of the Mandatory Exercise shall occur, the Company must have an effective registration statement with a current prospectus in compliance with Sections 5 and 10 of the Securities Act on file with the SEC pursuant to which the Warrant Shares may be sold. The Mandatory Exercise Notice shall specify a date, which shall not be less than 30 days from the date such Mandatory Exercise Notice is received by the Holder on which such Mandatory Exercise shall occur. The Company’s right to require a Mandatory Exercise shall be subject to and may be limited by Section 2(e) above.

Section 4. Transfer of Warrant

(a) Transferability. Subject to compliance with any applicable securities laws, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney. Upon such surrender, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. The Warrant, if properly assigned in accordance herewith, may be exercised by a new Holder for the purchase of Warrant Shares without having a new Warrant issued.

(b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

(c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 5. Transfer of Miscellaneous

(a) No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof other than as explicitly set forth in Section 3.

(b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of

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loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate. In no event shall the Holder be required to deliver a bond or other security.

(c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then, such action may be taken or such right may be exercised on the next succeeding Trading Day.

(d) Authorized Shares. The Company covenants that during the period this Warrant is outstanding, it will reserve from its authorized and unissued Common Stock, free of preemptive rights 200% of the number of Warrant Shares issuable upon exercise of this Warrant. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof.

In addition to any other remedies provided by this Warrant, if the Company at any time fails to meet this reservation of Common Stock requirement within 45 days after written notice from the Holder, it shall pay the Holder as partial liquidated damages and not as a penalty a sum equal to $100 per day for each $100,000 of initial principal amount of the Promissory Note (or the initial principal amount of the original holder’s Promissory Note if the Holder is a transferee of the Warrant).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

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(e) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Promissory Note.

(f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered or if not exercised on a cashless basis when Rule 144 (or any successor law or rule) is available, may have restrictions upon resale imposed by state and federal securities laws.

(g) Non-waiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Promissory Note.

(i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate or that there is no irreparable harm and not to require the posting of a bond or other security.

(k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder of Warrant Shares.

(l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and Holder.

(m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

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(n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

GELSTAT CORP.

By:  /s/ Javier Acosta

Name: Javier Acosta

Title: Chief Executive Officer

SIGNATURE PAGE TO WARRANT

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EXHIBIT C

FORM OF ASSIGNMENT AGREEMENT

Exhibit C

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), effective as of June 28, 2023 (the “Effective Date”), is by and between Duos Technologies, Inc., a Florida corporation (“Seller”), and GelStat Corporation, a Delaware corporation (“Buyer”). Capitalized terms used but not defined herein shall have the meanings given to them in the Asset Purchase Agreement (as defined below).

RECITALS

WHEREAS, Seller and Buyer have entered into that certain Asset Purchase Agreement, dated as of June 28, 2023 (the “Asset Purchase Agreement”), pursuant to which, among other things, Seller has agreed to sell, assign, grant, transfer, convey and deliver to Buyer all of its right, title and interests in and to, and Buyer has agreed to assume all of Seller's duties and obligations under, the Purchased Assets;

WHEREAS, pursuant to the Asset Purchase Agreement, among other things, Seller has agreed to assign and transfer to Buyer, and Buyer has agreed to accept and assume and to pay, perform, discharge and satisfy, as and when due, the Assumed Liabilities.

WHEREAS, it is a condition precedent of the closing of the transactions contemplated by the Asset Purchase Agreement that Seller and Buyer execute and deliver this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Assignment. In accordance with and subject to the terms of the Asset Purchase Agreement, effective as of the Effective Date, Seller hereby sells, assigns, grants, transfers, conveys and delivers to Buyer all of Seller’s right, title, and interest in and to (a) the Purchased Assets; and (b) the Assumed Liabilities (“Assignment”).

2. Assumption. In accordance with and subject to the terms of the Asset Purchase Agreement, Buyer hereby (a) accepts the Assignment and (b) assumes and

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agrees to pay, perform, discharge, and satisfy, as and when due, all of the Assumed Liabilities. Seller and Buyer acknowledge and agree that Buyer assumes no Liability of Seller other than the Assumed Liabilities, and specifically does not assume the Excluded Liabilities, and the parties agree that all Liabilities of Seller (other than the Assumed Liabilities) shall remain the sole responsibility of Seller, and shall be paid, performed, discharged, and satisfied as and when due. Furthermore, nothing contained herein shall prevent Buyer from having the ability to contest any claim of Liability asserted by any Person other than Seller.

3. Further Assurances. Each of the parties covenants and agrees, at its own expense, to execute and deliver, at the reasonable request of the other party, such further instruments of assignment and assumption and to take such other actions as such other party may reasonably request to give effect to the transactions contemplated by this Agreement.

4. Terms of the Asset Purchase Agreement. The terms of the Asset Purchase Agreement, including but not limited to the representations, warranties, covenants, agreements and indemnities relating to the Assumed Liabilities, are incorporated herein by reference. The parties hereto acknowledge and agree that the terms of the Asset Purchase Agreement shall not be superseded hereby and shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Asset Purchase Agreement and the terms hereof, the terms of the Asset Purchase Agreement shall govern. Notwithstanding anything to the contrary in this Agreement, nothing herein is intended to, nor shall it, extend amplify or otherwise alter the obligations of Seller or Buyer or the terms contains in the Asset Purchase Agreement or the survival thereof.

5. Parties in Interest. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person other than Buyer and Seller and their respective successors and assigns any rights or remedies by reason of this Agreement.

6. Binding Effect. This Agreement is executed by, and shall be binding upon, Seller and Buyer and their respective successors and assigns.

7. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida without giving effect to any choice or conflict of law provision or rule that would cause the application of Laws of any jurisdiction other than those of the State of Florida.

8. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email

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or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

9. Amendment. No amendment to this Agreement shall be effective unless it shall be in writing and signed by Seller and Buyer.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the Effective Date.

BUYER: GelStat Corporation

By:	/s/ Javier G. Acosta
Javier G. Acosta CEO and Director

SELLER: DUOS TECHNOLOGIES, INC.

By:	/s/ Charles Ferry
Charles Ferry CEO

[Signature page to Assignment and Assumption Agreement]

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EXHIBIT D

TRADEMARK ASSIGNMENT AGREEMENT

ASSIGNMENT OF TRADEMARK

Whereas DUOS TECHNOLOGIES, A FLORIDA CORPORATION

(name of assignor)

Of 7660 CENTURION PARKWAY, SUITE 100, _JACKSONVILLE, FLORIDA_32256

(address)

Owns trademark reg#____________________________________ or application # _97490578 ,

Word Mark ________________________________________.

Whereas GELSTAT INC._

(name of assignee)

of 7554 SW JACK JAMES DRIVE, STUART, FLORIDA 34997

(address)

Whereas, The Assignee desires to acquire from the Assignor all of Assignor’s right, title and interest in and to the Trademark application and/or registration, together with the benefit of any use of the Trademark by the Assignor, and the goodwill of the business relations to the Trademark and to the wares or services associated with it, to hold unto the Assignee absolutely.

Now therefore, in consideration of the payment of one dollar ($1.00) and for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the Assignor and the Assignee hereby agree as follows:

Trademark Assignment, the Assignor hereby sells, transfers and assigns to the Assignee, its successors and assigns, the Assignor’s entire right, title and interest in and to the Trademark application and/or registrations, together with (i) the benefit of any use of the Trademark by the Assignor (ii) the goodwill of the business relations to the Trademark and to the wares or services associated with it, (iii) all income, royalties and damages hereafter due or payable to Assignor with respect to the Trademark(s) to hold unto the Assignee absolutely.

/s/ Lawrence J. Gibney, Jr.	March 13, 2023
Attorney of record for Trademark Applicant	Date of Execution

/s/ Lawrence J. Gibney, Jr.
Name and Title of signatory if assignor is a corporation

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EXHIBIT E

TRANSITION SERVICES AGREEMENT

Under the terms of this agreement, the Seller shall provide the Buyer the following items, documents or other services to facilitate a transition between the two parties of the ICAS Business:

•	Provide the following documentation:
o	Installed equipment inventory with username and passwords when applicable,
o	Installation drawings with wiring diagrams,
o	Source code for acquired ICAS software, excluding non-related code such as moving vehicle imaging,
o	Backups for server images and database tables,
o	Installation and troubleshooting procedures,
o	Configuration manuals,
o	Third party software, licenses, and manuals such as ISS, Stentonfon and Lenel S2,
o	List high incidence customer concerns reported to help desk,
o	Warranty documentation/registration for devices still covered,
•	Provide the following items:
o	Physical keys (i.e. USB) required by ICAS or third party systems/software,
o	Ownership of training/certification devices on -site such as Lennel S2 test/development tool,
•	Provide guided overview of installations and open items/concerns,
•	Provide remote technical support for one year to ensure a smooth customer experience.

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